UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 14, 2014

Everest Reinsurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14527	23-3263609

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

477 Martinsville Road Post Office Box 830 Liberty Corner, New Jersey		07938-0830

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 908-604-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Effective May 3, 2007, Everest Reinsurance Holdings, Inc. (the “Company”) entered into a Replacement Capital Covenant (the “RCC”) in connection with the 6.60% Fixed to Floating Rate Long Term Subordinated Notes due May 1, 2067 (the “LoTSSM”), issued on May 3, 2007, for the benefit of persons that buy, hold or sell a specified series of the Company’s long-term indebtedness that ranks senior to the LoTSSM (the “Covered Debt”).

Under the terms of the RCC, the Company’s 6.20% Junior Subordinated Debt Securities due March 29, 2034 (the “JSDs”) (which were held by Everest Re Capital Trust II, the issuer of trust preferred securities due March 29, 2034) were initially designated as the Covered Debt.  As a result of the Company’s redemption of the JSDs, the Company’s 5.40% Senior Notes due October 15, 2014 (the “2014 Senior Notes”) became the Covered Debt with respect to, and in accordance with the terms of the RCC.

Effective upon the maturity of the 2014 Senior Notes on October 15, 2014, the Company’s 4.868% Senior Notes due June 1, 2044 will become the Covered Debt with respect to, and in accordance with the terms of the RCC.

The RCC is filed as exhibit 99.1 hereto, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is filed under Item 8.01 as part of this report:

99.1
Replacement Capital Covenant, dated May 3, 2007, of the Company (incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 3, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST REINSURANCE HOLDINGS, INC.

By:	/S/ CRAIG HOWIE
Craig Howie
Executive Vice President and
Chief Financial Officer

Dated:  October 14, 2014